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                                                                    EXHIBIT 10.F

                               AMENDMENT FOUR TO
                            COMPUCOM SYSTEMS, INC.
                          401(k) MATCHED SAVINGS PLAN



     WHEREAS, effective January 1, 1988, CompuCom Systems, Inc. (the "Company") established the CompuCom Systems, Inc. 401(k) Matched Savings Plan (the "Plan") for the benefit of employees of the Company and its affiliates; and

     WHEREAS, the Company amended and restated the Plan in its entirety effective as of May 1, 1996, adopted Amendment One to the Plan effective as of January 1, 1998, adopted Amendment Two to the Plan effective as of January 26, 1998, and adopted Amendment Three to the Plan effective as of May 28, 1999; and

     WHEREAS, the Company recently acquired certain assets from ENTEX Information Services, Inc. and its affiliates ("ENTEX") as of May 10, 1999 (the "ENTEX Acquisition"), and in connection with the ENTEX Acquisition certain former ENTEX employees have become employees of the Company (the "ENTEX Acquisition Employees"), and some or all of the ENTEX Acquisition Employees have become Plan participants;

     WHEREAS, the Company desires to merge into the Plan the assets and benefit liabilities of the ENTEX 401(k) Retirement Savings Plan (the "ENTEX 401(k) Plan") attributable to the ENTEX Acquisition Employees and therefore must under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code") amend the Plan to provide the ENTEX Acquisition Employees with (i) credit for the service
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previously credited to them under the ENTEX 401(k) Plan, (ii) the higher of the vested percentage that they had under the ENTEX 401(k) Plan or the vested percentage that they would otherwise have under the Plan, and (iii) optional forms of benefit required by ERISA and the Code to be protected with respect to benefits accrued under the ENTEX 401(k) Plan;


     NOW, THEREFORE, pursuant to its authority under Section 19.1 of the Plan, the Company amends the Plan, effective as of the date of the merger into the Plan of the portion of the ENTEX 401(k) Plan attributable to the ENTEX employees, as follows:

1. The definition of "Vesting Service" in Section 1.1 is amended by adding the following at the end thereof:

     In the case of any Employee who is a former employee of ENTEX Information Services, Inc. or any of its affiliates ("ENTEX") and who became or becomes an Employee in connection with the Employer's acquisition of certain ENTEX assets on May 10, 1999, for purposes of determining such Employee's vested interest, such Employee's period of service shall include all service credited or required to be credited for purposes of determining his or her vested percentage under the ENTEX 401(k) Retirement Savings Plan (the "ENTEX 401(k) Plan").

2. Section 6.11 of the Plan is amended by adding the following sentence at the end thereof:

     Notwithstanding the foregoing, a Participant whose account in the ENTEX 401(k) Plan is merged into the Plan as a consequence of the Company's May 10, 1999 acquisition of certain assets from ENTEX shall be 100% vested in his or her Profit Sharing and Matching Contributions Sub-Accounts, as well as in any other sub-account holding any portion of his or her benefit originally accrued under the ENTEX 401(k) Plan.

3. The first sentence of Section 16.1 of the Plan is amended to read as follows:

     Distribution shall be made to a Participant, or, if the Participant has died and the Participant's surviving spouse is the Participant's Beneficiary, to the Participant's surviving spouse, in a single sum payment.

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4.   Section 16.1 of the Plan is amended by adding the following at the end thereof:

     Notwithstanding the foregoing, all optional forms of benefit under the ENTEX 401(k) Plan required to be protected under Section 411(d)(6) of the Code and the regulations thereunder shall be protected as set forth in Appendix "A" to the Plan's Fourth Amendment.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this 29th day of July, 1999.


                                             COMPUCOM SYSTEMS, INC.


                                             By: /s/ M Lazane Smith
                                                -------------------------------
                                             Its: Sr VP Finance/CFO
                                                 ------------------------------

                                APPENDIX "A" TO
                              FOURTH AMENDMENT TO
                            COMPUCOM SYSTEMS, INC.
                          401(k) MATCHED SAVINGS PLAN

     The following optional forms of benefit not otherwise included under the Plan have been identified as being included in the ENTEX 401(k) Plan and shall be preserved. Such optional forms of benefit are preserved only for the portion of a Participant's benefit attributable to his or her ENTEX 401(k) Plan benefit that is merged into the Plan:

     . Once a year withdrawals from Rollover Contributions Sub-Accounts, as specified in Section 13.01 of the ENTEX 401(k) Retirement Savings Plan (September 1, 1996 Restatement) (the "September 1, 1996, ENTEX 401(k) Plan Document"), which read as follows:

          13.01 - Withdrawals of Rollover Contributions

          A Participant who is employed by an Employer or a Related Company may, once each Plan Year, elect in writing, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his Rollover Contributions Sub-Account.

          The referenced limitations and restrictions prescribed in ... Article XIII of the September 1, 1996 ENTEX 401(k) Plan Document read as follows:

          13.04 - Limitations on Withdrawals Other than Hardship Withdrawals

          Withdrawals made pursuant to this Article, other than hardship withdrawals, shall be subject to the following conditions and limitations:

               A Participant must file a written withdrawal application with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator shall prescribe.

               Withdrawals may be made effective as soon as reasonably practicable following the Administrator's receipt of the Participant's directions.

               A Participant who makes a non-hardship withdrawal from his Rollover Contributions Sub-Account prior to attaining age
               59 1/2 may not make a further withdrawal of Rollover Contributions under this Article during the remainder of the Plan Year in which the withdrawal is effective.

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     .    Once a year withdrawals by post-age 59 1/2 Participants from their vested interests in their Employer Contributions Sub-Accounts, as specified in Section 13.02 of the September 1, 1996 ENTEX 401(k) Plan Document, which read as follows:

          13.02 - Withdrawals of Employer Contributions

          A Participant who is employed by an Employer or a Related Company and has attained age 59 1/2 may, once each Plan Year, elect in writing, subject to the limitations and conditions prescribed in this Article to make a cash withdrawal from his vested interest in his Employer Contributions Sub-Account. The maximum amount that a Participant may withdraw pursuant to this Section shall be an amount ("X") determined by the following formula:

               X=P(AB+D)-D

               For purposes of the formula:

               P= The Participant's vested interest in his Employer Contributions Sub-Account on the date distribution is to be made.

               AB= The balance of the Participant's Employer Contributions Sub-Account as of the Valuation Date immediately preceding the date distribution is to be made.

               D= The amount of all prior withdrawals from the Participant's Employer Contributions Sub-Account made pursuant to this Section.

     . Certain installment and term certain annuity distributions to Participants as specified in section 16.02 of the September 1, 1996 ENTEX 401(k) Plan Document, which read as follows:

          16.02 - Optional Form of Payment

          A Participant, or his Beneficiary, as the case may be, may elect to receive distribution in one of the following optional forms of payment:


          (a) Installment Payments - Distribution shall be made in a series of installments over a period not exceeding the life expectancy of the Participant, or the Participant's Beneficiary, if the Participant has died, or a period not exceeding the joint life and last survivor expectancy of the Participant and his Beneficiary. Each installment shall be equal in amount except as necessary

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               to adjust for any changes in the value of the Participant's
               Separate Account. The determination of life expectancies shall be made on the basis of the expected return multiples in Table V and VI of Section 1.72-9 of the Treasury regulations and shall be calculated either once at the time installment payments begin or annually for the Participant and/or his Beneficiary, if his Beneficiary is his spouse, as determined by the Participant at the time installment payments begin. Notwithstanding any other provision of this Section to the contrary, a Participant may elect to receive distribution of this Separate Account for periods prior to the April 1 following the close of the calendar year in which he attains age 70 1/2 in a series of installments made pursuant to any formula elected by the Participant, without regard to the life expectancies of the Participant and his Beneficiary.

          (b) Annuity Contract - Distribution shall be made through the purchase of a single premium, nontransferable annuity contract for such term certain and in such form as the Participant, or his Beneficiary, if the Participant has died shall select, provided however, that a Participant, or his Beneficiary, may not elect to receive distribution of an annuity payable for a term certain that exceeds his life expectancy. The terms of any annuity contract purchased hereunder and distributed to a Participant, or his Beneficiary, shall comply with the requirements of the Plan.

          (c) A Participant may also elect a form of payment that was available to him under another Plan from which assets were directly transferred to this Plan, but only to the extent such form of payment was available under such other Plan.

     . Any optional forms of benefit preserved in the ENTEX 401(k) Plan under the second sentence of the second paragraph of the September 1, 1996, ENTEX 401(k) Plan Document, which read a follows:

          In addition, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other Plan provisions that were available under the Plan immediately prior to the later of the effective date of this amendment and restatement or the date this amendment and restatement is adopted and that may not be eliminated under Section 411(d)(6) of the Code shall continue to be available to Participants who had an account under the Plan on the day immediately preceding the later of the effective date or the date this amendment and restatement is adopted.

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